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                               POWER OF ATTORNEY

     Each of the undersigned Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), hereby appoints Lennox K. Black, Harold L. Zuber, Jr. and Steven K. Chance, and each of them, with full power of substitution, to act as his attorney-in-fact to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     IN WITNESS WHEREOF, this Power of Attorney is executed this 29th day of January, 2001.



/s/ Patricia Barron                     /s/ L.K. Black
-----------------------------           ------------------------
Patricia Barron                         Lennox K. Black



/s/ Donald Beckman                      /s/ William R. Cook
-----------------------------           ------------------------
Donald Beckman                          William R. Cook



/s/ Joseph S. Gonnella                  /s/ Pemberton Hutchinson
-----------------------------           ------------------------
Joseph S. Gonnella                      Pemberton Hutchinson



/s/ Sigismundus W. W. Lubsen            /s/ Palmer E. Retzlaff
-----------------------------           ------------------------
Sigismundus W. W. Lubsen                Palmer E. Retzlaff



/s/ James W. Stratton
-----------------------------
James W. Stratton